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                                  EXHIBIT 10.8

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of June 28, 2001, is made by and among ELGIN NATIONAL INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Guarantors party to the Credit Agreement (as defined below), the Banks party to the Credit Agreement, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of September 24, 1993, as amended and restated as of January 18, 2001, and as further amended as of March 1, 2001, by and among the Borrower, the Guarantors, the Banks, and the Agent (the "Credit Agreement") and desire to amend the terms thereof as set forth herein.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.   Definitions.

     Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

2.   Amendment of Credit Agreement.

     (a) Section 1.1 of the Credit Agreement [Certain Definitions] is hereby amended by inserting the following new definitions, in appropriate alphabetical order:

     Best Metal Finishing, Inc. shall mean Best Metal Finishing, Inc., a corporation organized and existing under the laws of the state of Delaware and a Subsidiary of the Borrower.

     Best Metal Finishing, Inc. Capital Expenditures shall mean actual Capital Expenditure Payments made by or on behalf of Best Metal Finishing, Inc. in the fiscal year 2001 or 2002, which payments shall not exceed in the aggregate $4,400,000 during the period consisting of the fiscal years 2001 and 2002.

     Capital Expenditure Payments shall mean payments, under usual and customary terms and in the ordinary course of business, on account of the purchase or lease

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          of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.

          Osgood Debt shall have the meaning set forth in Section 8.2.1.

          Osgood Documents shall have the meaning set forth in Section 8.2.21.

          Osgood Guaranty shall have the meaning set forth in Section 8.2.3.

          Osgood Loan Agreement shall have the meaning set forth in Section
          8.2.1.

          Osgood Mortgage shall have the meaning set forth in Section 8.2.2.

          Osgood Property shall mean the real property, together with any improvements thereon, owned by Best Metal Finishing, Inc. comprised of approximately 10 acres and situated in Ripley County, Indiana.

          (b) In Section 1.1 of the Credit Agreement [Certain Definitions], the following definitions are hereby amended and restated in their entirety to read as follows:

          Annual Consolidated EBITDA means Consolidated EBITDA calculated as of the end of each fiscal quarter for the four quarters then ended. For purposes of determining Annual Consolidated EBITDA as of the fiscal quarters ending December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001, Annual Consolidated EBITDA shall be deemed to be the following:

          (A) for the fiscal quarter ended December 31, 2000, Annual Consolidated EBITDA shall be Consolidated EBITDA as of December 31, 2000 for the four quarters then ended, plus $3,180,000, plus Actual EBITDA of Leland for the fiscal quarter ended December 31, 2000;

          (B) for the fiscal quarter ended March 31, 2001, Annual Consolidated EBITDA shall be Consolidated EBITDA as of March 31, 2001 for the four quarters then ended, plus $2,120,000, plus Actual EBITDA of Leland for the fiscal quarter ended December 31, 2000;

          (C) for the fiscal quarter ended June 30, 2001, Annual Consolidated EBITDA shall be Consolidated EBITDA as of June 30, 2001 for the four quarters then ended, plus $1,060,000, plus Actual EBITDA of Leland for the fiscal quarter ended December 31, 2000;

                                     - 2 -

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          (D)  for the fiscal quarter ended September 30, 2001, Annual
               Consolidated EBITDA shall be Consolidated EBITDA as of September 30, 2001 for the four quarters then ended, plus Actual EBITDA of Leland for the fiscal quarter ended December 31, 2000; and

          (E) for the fiscal quarter ended December 31, 2001 and for each fiscal quarter thereafter, Annual Consolidated EBITDA shall be Consolidated EBITDA calculated as of the end of each such fiscal quarter for the four quarters then ended.

          Excess Cash Flow shall be computed as of the close of each fiscal year by taking the difference between (a) Consolidated EBITDA for such fiscal year and (b) the sum of Fixed Charges for such fiscal year plus, for the fiscal years 2001 and 2002 only (and only to the extent not previously deducted from a prior year Excess Cash Flow calculation), Best Metal Finishing, Inc. Capital Expenditures for such fiscal year , provided however, that in the event the computation for any fiscal year of the difference between the amounts of (a) and (b) does not exceed $200,000, then for such fiscal year, the "Excess Cash Flow" shall be deemed to be $0 and no Mandatory Prepayment of Excess Cash Flow shall be payable for such fiscal year under Section 5.5.1. It is expressly agreed that the aggregate amount of the actual Best Metal Finishing, Inc. Capital Expenditures included in clause (b) of the preceding sentence shall not exceed $4,400,000 in the aggregate for the period consisting of the fiscal years 2001 and 2002.

          Fixed Charges shall mean for any period of determination the sum of interest expense, cash income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), capital expenditures (excluding for the 2001 and 2002 fiscal years Best Metal Finishing, Inc. Capital Expenditures), and payments under capitalized leases, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

          (c) Clause (ix) is hereby added to Section 8.2.1 [Indebtedness] as follows:


          "(ix) Indebtedness of Best Metal Finishing, Inc. to The Friendship State Bank pursuant to that certain Loan Agreement by and between Best Metal Finishing, Inc. and The Friendship State Bank (the "Osgood Loan Agreement") in an aggregate principal amount at any one time not to exceed $1,200,000. (the "Osgood Debt")"

          (d) Clause (xii) is hereby added to Section 8.2.2 [Liens] as follows:

          "(xii) Liens, security interests and mortgages in and on the Osgood Property in favor of The Friendship State Bank, pursuant to that certain Mortgage and Security Agreement by and between Best Metal Finishing, Inc. and The


                                     - 3 -

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          Friendship State Bank (the "Osgood Mortgage") in an aggregate principal amount at any one time, not to exceed $1,200,000."

          (e) Section 8.2.3 [Guarantees] is hereby amended and restated in its entirety as follows:

          "Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties under the Loan Documents in favor of the Agent for the benefit of the Banks, (ii) guaranties of Subsidiaries of the Borrower of the Indebtedness and other obligations of the Borrower under the 11% Notes in accordance with the terms of the Note Indenture, and (iii) a guarantee of Elgin National Industries, Inc. to The Friendship State Bank, pursuant to that certain Guaranty Agreement (the "Osgood Guaranty") in an aggregate principal amount at any one time, not to exceed $1,200,000.

          (f) Section 8.2.15 [Capital Expenditures and Leases] is hereby amended and restated in its entirety as follows:


               "Commencing with the fiscal year of January 1, 2001 ending December 31, 2001, the Loan Parties and their Subsidiaries shall not make any payments exceeding $3,500,000 in the aggregate in any fiscal year (plus any unused portion of such amount from the prior fiscal year) on account of the purchase or lease of any assets, which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $3,000,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business. With respect to Best Metal Finishing, Inc. for the period consisting of the fiscal years 2001 and 2002, in addition to any amounts permitted by the immediately preceding sentence of this Section 8.2.15, Best Metal Finishing, Inc. may make Capital Expenditure Payments not to exceed in the aggregate $4,400,000."

          (g) The following Schedules to the Credit Agreement are hereby amended and restated in the forms attached hereto:

                            Schedule 6.1.1
                            Schedule 6.1.3
                            Schedule 6.1.8


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     (h) The following Section 8.2.21 is hereby added to the Credit
         Agreement to read as follows:

     "8.2.21  Matters Relating to the Osgood Debt.
              -----------------------------------

     The Loan Parties shall not and shall not permit any of their Subsidiaries to prepay amounts due pursuant to the Osgood Loan Agreement or related loan documents without the prior written consent of the Agent and the Required Banks, provided, however, so long as no Event of Default or Potential Default exists after giving effect thereto, in any fiscal year after making the Mandatory Prepayment of Excess Cash Flow required pursuant to Section 5.5.1 with respect to Excess Cash Flow attributable to the immediately preceding fiscal year, the Loan Parties may utilize Excess Cash Flow attributable to such immediately preceding fiscal year with respect to which no Mandatory Prepayment of Excess Cash Flow is required in order to prepay principal under the Osgood Loan Agreement. The Loan Parties shall not amend and shall not permit to be amended any material provision of the Osgood Loan Agreement, the Osgood Mortgage, the Osgood Guaranty, or any other documentation related to the Osgood Debt (all of the foregoing, collectively, the "Osgood Documents") without the prior written consent of the Agent and the Required Banks, which shall not be unreasonably withheld or delayed. The Loan Parties shall provide copies to the Agent of any notices of any waivers or consents and notices of default or termination received by any Loan Party under the Osgood Documents within two (2) Business Days of receipt thereof."

3. Waivers to Provisions of Credit Agreement.

     (a) With respect to the Osgood Property, the Required Banks hereby waive the provisions of Section 7.1.3 [Delivery of Loan Documents] as such Section relates to the requirement of delivery of a Mortgage, Section
          7.1.7 [Environmental Audit] and Section 7.1.14 [Title Insurance] and agree that the Loan Parties shall not be required to deliver a Mortgage, Environmental Audit or Title Insurance with respect to the Osgood Property.

4. Representations and Warranties. The Loan Parties hereby represent and warrant to the Banks as follows:

     A. The representations and warranties of Loan Parties contained in the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date; and

     B. The Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement and the execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation, bylaws, or agreement governing or binding upon the Loan Parties or any of their property; and, no Event of Default or Potential Default has occurred and is continuing or would result from the making of this Amendment.

5. Conditions of Effectiveness of this Amendment. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

   A. Fees and Expenses. The Borrower shall pay or cause to be paid to the Agent the reasonable costs and expenses of the Agent including, without limitation, reasonable fees of the Agent's counsel in connection with this Amendment.

   B. Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, and the Agent shall have received from the Borrower and the Required Banks all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

   C. No Default. As of the date hereof, no Event of Default or Potential Default has occurred and is continuing and Borrower byexecuting this Amendment confirms the same and also confirms the accuracy of the representations and warranties in Section 3 above.

   D. Guarantor Joinder Documentation. Best Metal Finishing, Inc. shall have executed and delivered to the Agent the Guarantor Joinder and Assumption Agreement in the form of Exhibit 1.1(G)(1) to the Credit Agreement, and Best Metal Finishing, Inc. and Elgin National Industries, Inc. shall have executed and delivered to the Agent an Environmental Indemnity Agreement relative to the Osgood Property in the form of Exhibit 1.1(I)(1) to the Credit Agreement. Best Metal Finishing, Inc. shall have executed UCC-1 financing statements in favor of the Agent for the benefit of the Banks relative to the personal property of Best Metal Finishing, Inc., and Elgin National Industries, Inc. shall have delivered to the Agent a stock power and stock certificate of the shares of Best Metal Finishing, Inc.

   E. Opinion of Counsel. The Borrower shall have delivered to the Agent an Opinion of Borrower's Counsel as set forth in Section 7.1.4 to the Credit Agreement.

   F. Secretary's Certificate. The Borrower shall have delivered to the Agent a Secretary's Certificate as set forth in Section 7.1.2 to the Credit Agreement.

   G. Certificate of Insurance. The Borrower shall have delivered to the Agent an insurance certificate of Best Metal Finishing, Inc. as set forth in Section
7.1.13 to the Credit Agreement.

   H. Intercreditor Agreement. The Friendship State Bank, Best Metal
Finishing, Inc. and the Agent shall have executed and delivered an Intercreditor Agreement substantially in the form of Exhibit 1 to this Amendment relative to the collateral located at the Osgood Property.



                                     - 6 -

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     I. Updated Schedules. The Borrower shall have delivered to the Agent an updated Schedule A to the Security Agreement and an updated Schedule A to the Pledge Agreement to give effect to Best Metal Finishing, Inc.

     J. Osgood Documents. The Borrower shall have delivered to the Agent copies of all documentation relating to the Osgood Debt, including but not limited to the Osgood Loan Agreement, the Osgood Mortgage and the Osgood Guaranty.

     6. Amendment. The Credit Agreement and certain of the schedules thereto are hereby amended in accordance with the terms hereof and any reference to the Credit Agreement shall hereafter mean and include the Credit Agreement, including such schedules, as amended hereby.

     7. Force and Effect. Borrower reconfirms, restates, and ratifies the Credit Agreement and all other documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment and each of the Loan Parties confirms that all such documents have remained in full force and effect since the date of their execution.

     8. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     9. Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    10. Effective Date. This Amendment shall be effective as of and shall be dated as of the date of satisfaction of all conditions set forth in Section 4 of this Amendment.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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

        [SIGNATURE PAGE 1 OF 4 TO SECOND AMENDMENT TO CREDIT AGREEMENT]


     IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

ATTEST:                                          ELGIN NATIONAL INDUSTRIES, INC.


/s/ Barbara A. Matula                            By: /s/ David Hall
--------------------------------------              ----------------------------
Name: Barbara A. Matula                          Name: David Hall
     ---------------------------------                --------------------------
Title: Admin. Asst.                             Title: V.P. Mfg.
       -------------------------------                 -------------------------

[Seal]


                                                 EACH GUARANTOR LISTED ON
                                                 SCHEDULE 1 HERETO



/s/ Barbara A. Matula                            By: /s/ David Hall
---------------------------------------             ----------------------------
Name: Barbara A. Matula                         Name: David Hall
      ---------------------------------               --------------------------
Title: Admin. Asst.                              Title: V.P. Mfg.
       --------------------------------                 ------------------------

                                   SCHEDULE 1

CABELL CONSTRUCTION COMPANY
CENTRIFUGAL SERVICES, INC.
CLINCH RIVER CORPORATION
ENI INTERNATIONAL, LTD
ELGIN INTERNATIONAL, LTD
LELAND-POWELL FASTENERS, INC.
MINING CONTROLS, INC.
NORRIS SCREEN AND MANUFACTURING INC.
PRECISION SCREW & BOLT, INC.
ROBERTS & SCHAEFER COMPANY
ROBERTS & SCHAEFER INTERNATIONAL, LTD
SOROS ASSOCIATES, INC.
SOROS INTERNATIONAL, LTD
TABOR MACHINE COMPANY
THOMPSON-STARRETT CONSTRUCTION COMPANY, INC.
TRANSERVICE, INC.
VANCO INTERNATIONAL, INC.
BEST METAL FINISHING, INC.

         [SIGNATURE PAGE 2 OF 4 TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                       PNC BANK, NATIONAL ASSOCIATION,
                       individually and as Agent

                       By: /s/ Hana Deiter
                           -------------------------------------------------
                       Name: Hana Deiter
                            ------------------------------------------------
                       Title: AVP
                             -----------------------------------------------

         [SIGNATURE PAGE 3 OF 4 TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                           BANK OF SCOTLAND

                           By: /s/ Joseph Fratus
                               -------------------------------------------------
                           Name: Joseph Fratus
                                 -----------------------------------------------
                           Title: Vice President
                                  ----------------------------------------------

         [SIGNATURE PAGE 4 OF 4 TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                           NATIONAL CITY BANK



                           By: /s/ Stephen E. Green
                              --------------------------------------------------
                           Name:  Stephen E. Green
                                ------------------------------------------------
                           Title: Vice President
                                  ----------------------------------------------

                                    EXHIBIT 1

                        [FORM OF INTERCREDITOR AGREEMENT]



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